Exhibit 99.4

October 12, 2018

Tencent Music Entertainment Group (the “Company”)

17/F, Malata Building, Kejizhongyi Road

Midwest District of Hi-tech Park

Nanshan District, Shenzhen, 518057

the People’s Republic of Chin

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on October 2, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ James Gordon Mitchell
Name: James Gordon Mitchell